ACTION BY WRITTEN CONSENT
OF CERTAIN STOCKHOLDERS OF ev3 INC.
     The undersigned stockholders, being the holders of a majority of the outstanding shares of common stock, $.01 par value, of ev3 Inc., a Delaware corporation (“ev3”), do hereby adopt, as of the date set forth below, the following resolutions by written consent without a meeting in accordance with Section 5 of Article IV of ev3’s Amended and Restated Certificate of Incorporation (the “ev3 Certificate of Incorporation”), Section 2.07 of ev3’s Amended and Restated Bylaws (the “ev3 Bylaws”), and Section 228 of the Delaware General Corporation Law (the “DGCL”):
     WHEREAS, the board of directors of ev3 has approved the execution of an Agreement and Plan of Merger, to be dated on or about July 20, 2007 (the “Merger Agreement”), by and among ev3, Foreigner Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of ev3 (“Merger Co.”), and Foxhollow Technologies, Inc., a Delaware corporation (“Foxhollow”), pursuant to which Merger Co. will merger with and into Foxhollow, with Foxhollow continuing as the surviving corporation (the “Merger”); and
     WHEREAS, in accordance with Nasdaq Marketplace Rule 4350(i)(1)(C) the stockholders of ev3 must approve the issuance of shares of ev3 common stock to the stockholders of Foxhollow in connection with the Merger and pursuant to the terms and conditions of the Merger Agreement; and
     WHEREAS, in order to effectuate the Merger, ev3 must seek stockholder approval of an amendment to the ev3 Certificate of Incorporation to increase the authorized number of shares of ev3 common stock from one hundred million (100,000,000) to three hundred million (300,000,000); and
     WHEREAS, ev3’s Board of Directors has approved and declared the advisability of the amendment of the ev3 Certificate of Incorporation; and
     WHEREAS, pursuant to Section 2.06 of the ev3 Bylaws and Section 242(b)(1) of the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of ev3 common stock is required for each of the foregoing approvals when such approval is received by the written consent of ev3’s stockholders; and
     WHEREAS, the undersigned stockholders are as of the date hereof the holders of record of an aggregate of 30,588,284 shares of ev3 common stock which, based on 60,954,620 shares of ev3 common stock outstanding as of the close of business on July 19, 2007, represents 50.18% of the issued and outstanding shares of ev3 common stock as of the date hereof, be it
     RESOLVED, that as required by Nasdaq Marketplace Rule 4350(i)(1)(C), the issuance of shares of ev3 common stock to the stockholders of Foxhollow in connection with the Merger and pursuant to the terms and conditions of the Merger Agreement is hereby approved.
     RESOLVED FURTHER, that the undersigned shareholders hereby approve and adopt in all respects an amendment to the ev3 Certificate of Incorporation, pursuant to which the first two sentences of Section 1 of Article IV of such certificate of incorporation shall be amended and restated in their entirety to read as follows:
The Corporation is authorized to issue two classes of stock which shall be designated “Common Stock” and “Preferred Stock.” The aggregate number of shares of stock which the Corporation shall have authority to issue is (A) three hundred million (300,000,000) shares of common stock with a par value of $0.01 per share (“Common Stock”) and (B) one hundred million (100,000,000) shares of preferred stock with a par value of $0.01 per share (“Preferred Stock”).”
     FURTHER RESOLVED, that the appropriate officers of ev3 are authorized and directed to make, execute, acknowledge and file such certificates and documents and take such other actions as any of them deem necessary or advisable to give effect to the foregoing resolutions, including, but not limited to, the execution and filing of a certificate of amendment to the ev3 Certificate of Incorporation.
     FURTHER RESOLVED, that these written consent resolutions may be executed in any number of separate counterparts, each of which will constitute an original and all of which when taken together will constitute one and the same instrument.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned stockholders of ev3 have executed this written consent effective as of the latest day and year set forth below.

WARBURG, PINCUS EQUITY PARTNERS, L.P.

By:	Warburg, Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Sean Carney
Name: Sean Carney
Title: Partner
Date: 7/20/07

Number of shares of common stock held of record: 26,653,542

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.

By:	Warburg, Pincus Partners LLC, its General Partner
By:	Warburg, Pincus & Co., its Managing Member

By:	/s/ Sean Carney
Name: Sean Carney
Title: Partner
Date: 7/20/07

Number of shares of common stock held of record: 1,410,242

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

By:	Warburg, Pincus Partners LLC, its General Partner
By:	Warburg, Pincus & Co., its Managing Member

By:	/s/ Sean Carney Name: Sean Carney
Title: Partner
Date: 7/20/07

Number of shares of common stock held of record: 141,026

VERTICAL FUND I, L.P.

By:	Vertical Group, L.P.,
General Partner

By:	/s/ John E. Runnells Name: John E. Runnells
Title: General Partner
Date: July 20, 2007

Number of shares of common stock held of record: 1,857,011

VERTICAL FUND II, L.P.

By:	Vertical Group, L.P.,
General Partner

By:	/s/ John E. Runnells Name: John E. Runnells
Title: General Partner
Date: July 20, 2007

Number of shares of common stock held of record: 526,463

4